UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 29, 2008
Date of Report (Date of earliest event reported)

CANYON COPPER CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-33189	88-0454792
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

Suite 408 - 1199 West Pender Street
Vancouver, BC, Canada	V6E 2R1
(Address of principal executive offices)	(Zip Code)

(604) 331-9326
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Appointment of New Director

Effective January 29, 2008, Canyon Copper Corp. (the “Company”) appointed Andrew Malim to the Company’s Board of Directors.

Mr. Malim is an experienced mining corporate finance executive with over 30 years dedicated to the financing and management of mining companies. Mr. Malim was a full member of the International Stock Exchange London from 1966 to 1979. Form 1958 to 1979, Mr. Malim was a founding member of the James Capel & Co mining team. In 1981, Mr. Malim was a founder of the Lion Mining Group which until 2004 acted as financier both as principal and agent to numerous mining companies and projects. Mr. Malim has acted as a director and officer of a number North American and UK mining companies including: Azco Mining Inc., Blackdome Resources Ltd., Delaware Resources Ltd., Dragon Gold Resources Ltd., MFC- Mining Finance Corporation and Miramar Mining Corporation. Mr. Malim currently serves as a director of Kryso Resources Ltd. (AIM).

Grant of Options under 2007 Stock Incentive Plan

Also on January 29, 2008, the Company issued non-qualified stock options to Mr. Malim to purchase 500,000 shares of common stock pursuant to the 2007 Stock Incentive Plan. The options are exercisable at a price of $0.25 per share for a period of five years expiring January 28, 2013.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release dated January 31, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANYON COPPER CORP.

Date: February 4, 2008
	By:	/s/ Kurt Bordian

KURT BORDIAN
Chief Financial Officer and Treasurer